ASB Bancorp Reports Second Quarter Results

ASHEVILLE, N.C., July 31, 2012 /PRNewswire/ -- ASB Bancorp, Inc. (the "Company") (NASDAQ GM: ASBB), the holding company for Asheville Savings Bank, S.S.B. (the "Bank"), announced today its operating results for the second quarter and year-to-date period ended June 30, 2012. The Company reported a net loss of $114,000 for the quarter ended June 30, 2012 compared to net income of $742,000 for the same quarter of 2011. Earnings were $170,000 for the six months ended June 30, 2012 compared to $1.3 million for the same period of 2011. On a basic and diluted per share basis, the Company had a net loss of $0.02 per share and net income of $0.03 per share for the three and six month periods ended June 30, 2012, respectively, while it had no shares outstanding during the three and six month periods ended June 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20111031/CL96775LOGO)

"A decline in collateral valuations related to impaired loans resulted in a large loan loss provision expense for the quarter which, in turn, resulted in the net loss," said Suzanne S. DeFerie, President and Chief Executive Officer. "While we are disappointed with this loss, we remain diligent in the prudent valuation of our problem asset portfolio even as price volatility in our local real estate market continues to result in lower appraised values." Ms. DeFerie added, "Growth in quality loans and a consistent improvement in the performance of our existing loans remain our areas of emphasis over the next several quarters."

Balance Sheet Review

Assets. Total assets increased $7.8 million, or 1.0%, to $798.7 million at June 30, 2012 from $790.9 million at December 31, 2011. Cash and cash equivalents increased $1.1 million, or 1.6%, to $73.5 million at June 30, 2012 from $72.3 million at December 31, 2011. Investment securities increased $35.6 million, or 14.3%, to $284.7 million at June 30, 2012 from $249.1 million at December 31, 2011, primarily due to the reinvestment into investment securities of proceeds from loan repayments and prepayments. Loans receivable, net of deferred fees, decreased $23.7 million, or 5.5%, to $409.1 million at June 30, 2012 from $432.9 million at December 31, 2011 as loan repayments, prepayments, and foreclosures exceeded new loan originations.

Liabilities. Total deposits decreased $2.2 million, or 0.4%, to $606.0 million at June 30, 2012 from $608.2 million at December 31, 2011. During the six months ended June 30, 2012, the Company continued its focus on core deposits, from which it excludes certificates of deposit. Core deposits increased $25.8 million, or 7.4%, to $375.5 million at June 30, 2012 from $349.7 million at December 31, 2011. Over the same period, certificates of deposit decreased $28.0 million, or 10.8%, to $230.5 million at June 30, 2012 compared to $258.5 million at December 31, 2011. Accounts payable and other liabilities increased $9.8 million, or 154.7%, to $16.1 million at June 30, 2012 from $6.3 million at December 31, 2011 primarily due to a $8.7 million increase in amounts due for the purchase of investment securities in the process of settlement.

Asset Quality

Provision for Loan Losses. The provision for loan losses was $1.3 million for the three months ended June 30, 2012 compared to $424,000 for the three months ended June 30, 2011. The increase in the provision was due to an increase in the specific reserves for collateral dependent impaired loans that resulted from a decline in the value of the real estate collateral securing the impaired loans and an increase in the loss factors used to estimate the general allowance for loan losses, which were partially offset by the combination of fewer charge-offs in the loan portfolio, a decline in impaired loans, and lower loan balances. The allowance for loan losses totaled $11.6 million, or 2.83% of total loans, at June 30, 2012 compared to $10.6 million, or 2.45% of total loans, at December 31, 2011. We charged off $382,000 in loans during the three months ended June 30, 2012 compared to $781,000 during the three months ended June 30, 2011.

The provision for loan losses was $1.9 million for the six months ended June 30, 2012 compared to $1.1 million for the six months ended June 30, 2011. As was the case for the quarterly periods, the increase in the provision was due to an increase in the specific reserves for collateral dependent impaired loans that resulted from a decline in the value of the real estate collateral securing the impaired loans and an increase in the loss factors used to estimate the general allowance for loan losses, which were partially offset by the combination of fewer charge-offs in the loan portfolio and lower loan balances. We charged off $1.1 million in loans during the first six months of 2012 compared to $1.6 million during the first six months of 2011.

Nonperforming assets. Nonperforming assets totaled $26.8 million, or 3.36% of total assets, at June 30, 2012, compared to $28.7 million, or 3.63% of total assets, at December 31, 2011. Nonperforming assets included $18.2 million in nonperforming loans and $8.6 million in foreclosed real estate at June 30, 2012, compared to $20.6 million and $8.1 million, respectively, at December 31, 2011.

Nonperforming loans decreased $2.4 million, or 11.6%, to $18.2 million at June 30, 2012 from $20.6 million at December 31, 2011. The decrease in nonperforming loans from December 31, 2011 to June 30, 2012 was primarily attributable to loans totaling $2.4 million moving to foreclosed real estate and loan payoffs, which were partially offset by the addition of new loans that stopped performing during the period. At June 30, 2012, nonperforming loans included four commercial land development loans that totaled $15.1 million, two commercial mortgages that totaled $1.7 million, three commercial and industrial loans that totaled $490,000, eight residential mortgages that totaled $514,000, and three home equity loans that totaled $399,000. As of June 30, 2012, the nonperforming loans had specific reserves of $2.2 million.

As of June 30, 2012, the Bank's largest nonperforming loan relationship was comprised of one primary loan for the construction of a mixed-use retail, commercial office, and residential condominium project located in western North Carolina and one debtor in possession loan that the Bank purchased in the second quarter of 2012 in order to secure its senior lien position. The loans totaled $11.0 million as of June 30, 2012 and were considered impaired and nonaccruing. The Bank established a $948,000 specific reserve in the second quarter of 2012 based on an updated appraisal. The Bank plans to proceed with foreclosure. The project has eight retail condominiums of which four have been leased, 11 commercial office condominiums of which three have sold, and 29 residential condominiums of which one has sold.

Foreclosed real estate at June 30, 2012 included 20 properties with a total carrying value of $8.6 million compared to 18 properties with a total carrying value of $8.1 million as of December 31, 2011. During the six months ended June 30, 2012, in addition to an increase of $369,000 to the loss provision, there were eight new properties totaling $2.4 million added to foreclosed real estate, while six properties totaling $1.5 million were sold.

Income Statement Analysis

Net Interest Income. Net interest income decreased by $680,000, or 12.7%, to $4.7 million for the three months ended June 30, 2012 as compared to $5.3 million for the three months ended June 30, 2011. Total interest and dividend income decreased by $1.1 million, or 15.1%, to $6.4 million for the three months ended June 30, 2012 as compared to $7.5 million for the three months ended June 30, 2011, primarily as a result of an 84 basis point decrease in yields on interest-earning assets and a $59.2 million decrease in average loans that partially offset a $105.6 million increase in the average balances of investments and other interest-earning assets. The decline in total interest and dividend income was partially offset by a $462,000, or 21.0%, decrease in interest expense to $1.7 million for the three months ended June 30, 2012 compared to $2.2 million for the three months ended June 30, 2011. The decrease in interest expense resulted from a 24 basis point reduction in the average rate paid on interest-bearing liabilities and a decline of $26.1 million in the average balances of interest-bearing liabilities during the three month periods.

Net interest income decreased by $1.2 million, or 11.2%, to $9.3 million for the six months ended June 30, 2012 as compared to $10.4 million for the six months ended June 30, 2011. Total interest and dividend income decreased by $2.0 million, or 13.5%, to $12.9 million for the six months ended June 30, 2012 as compared to $15.0 million for the six months ended June 30, 2011, primarily as a result of an 82 basis point decrease in yields on interest-earning assets and a $62.4 million decrease in average loans that partially offset a $113.1 million increase in the average balances of investments and other interest-earning assets. The decline in total interest and dividend income was partially offset by a $847,000, or 18.8%, decrease in interest expense to $3.7 million for the six months ended June 30, 2012 compared to $4.5 million for the six months ended June 30, 2011. The decrease in interest expense resulted from a 23 basis point reduction in the average rate paid on interest-bearing liabilities and a decline of $22.5 million in the average balances of interest-bearing liabilities during the six month periods.

Noninterest Income. Noninterest income increased $109,000, or 5.8%, to $2.0 million for the three months ended June 30, 2012 from $1.9 million for the three months ended June 30, 2011. Factors that contributed to the increase in noninterest income during the 2012 period were increases of $105,000 in gains from the sale of investment securities and $292,000 in mortgage banking income, which were partially offset by decreases of $127,000 in fees from deposits and other services, $106,000 in loan fees, and $70,000 in other investment income. The decrease in deposit and other service charge income was primarily the result of lower deposit overdraft fees.

Noninterest income increased $420,000 to $4.0 million for the six months ended June 30, 2012 from $3.5 million for the six months ended June 30, 2011. Factors that contributed to the increase in noninterest income during the 2012 period were increases of $607,000 in gains from the sale of investment securities and $252,000 in mortgage banking income, which were partially offset by decreases of $226,000 in fees from deposits and other services, $100,000 in loan fees, and $96,000 in other investment income. The decrease in deposit and other service charge income was primarily the result of lower deposit overdraft fees.

Noninterest Expense. Noninterest expenses decreased $42,000 for the three months ended June 30, 2012 as compared to the three months ended June 30, 2011. The primary factors affecting the decrease were decreases of $185,000 in foreclosed property expenses, $94,000 in advertising expenses, $90,000 in FDIC insurance premiums, and $48,000 in occupancy expenses, which were partially offset by increases of $209,000 in salaries and benefits, $30,000 in professional services, and $129,000 in other noninterest expenses. The increase in salaries and benefits was primarily due to $104,000 in expenses related to the Bank's new employee stock ownership plan, and increases of $65,000 in payroll taxes and other benefit plan expenses, and $40,000 in compensation expenses for the three months ended June 30, 2012 as compared to the three months ended June 30, 2011. The increase in other noninterest expenses was primarily attributable to increased expenses related to holding company and public company compliance and reporting.

Noninterest expenses increased $292,000 for the six months ended June 30, 2012 as compared to the six months ended June 30, 2011. The primary factors affecting the increase were increases of $547,000 in salaries and benefits, $196,000 in other noninterest expenses, and $50,000 in professional services, which were partially offset by decreases of $214,000 in foreclosed property expenses, $177,000 in FDIC insurance premiums, $71,000 in advertising expense, and $58,000 in occupancy expense. The increase in salaries and benefits was primarily due to a $228,000 increase in compensation expenses, $198,000 in expenses related to the Bank's new employee stock ownership plan, and an increase of $121,000 in payroll taxes and other benefit plan expenses. The increase in other noninterest expenses was primarily attributable to increased expenses related to holding company and public company compliance and reporting.

The Bank is a North Carolina chartered stock savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

This news release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:
Suzanne S. DeFerie
Chief Executive Officer
(828) 254-7411

Selected Financial Condition Data

(dollars in thousands)
				June 30, 2012	December 31, 2011*	% change

Total assets				$ 798,667	$ 790,868	1.0%
Cash and cash equivalents				73,475	72,327	1.6%
Investment securities				284,671	249,081	14.3%
Loans receivable, net of deferred fees				409,140	432,883	-5.5%
Allowance for loan losses				(11,563)	(10,627)	-8.8%
Deposits				606,022	608,236	-0.4%
FHLB advances				60,000	60,000	0.0%
Accounts payable and other liabilities				16,055	6,303	154.7%
Total equity				116,079	115,571	0.4%
* Derived from audited consolidated financial statements.

Selected Operating Data

(dollars in thousands, except shares outstanding and per share data)	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011*	% change	2012	2011*	% change

Interest and
dividend income	$ 6,398	$ 7,540	-15.1%	$ 12,937	$ 14,955	-13.5%
Interest expense	1,743	2,205	-21.0%	3,662	4,509	-18.8%
Net interest income	4,655	5,335	-12.7%	9,275	10,446	-11.2%
Provision for loan losses	1,293	424	205.0%	1,891	1,081	74.9%
Net interest income
after provision for
loan losses	3,362	4,911	-31.5%	7,384	9,365	-21.2%
Noninterest income	1,999	1,890	5.8%	3,957	3,537	11.9%
Noninterest expense	5,588	5,630	-0.7%	11,154	10,862	2.7%
Income (loss) before
income tax
provision (benefit)	(227)	1,171	-119.4%	187	2,040	-90.8%
Income tax
provision (benefit)	(113)	429	-126.3%	17	713	-97.6%
Net income (loss)	$ (114)	$ 742	-115.4%	$ 170	$ 1,327	-87.2%

Net income (loss) per
common share:
Basic	$ (0.02)	n/a	n/a	$ 0.03	n/a	n/a
Diluted	$ (0.02)	n/a	n/a	$ 0.03	n/a	n/a
Average shares outstanding:
Basic	5,156,843	n/a	n/a	5,152,941	n/a	n/a
Diluted	5,156,843	n/a	n/a	5,152,941	n/a	n/a
* Certain amounts for prior periods were reclassified to conform to the June 30, 2012 presentation.

Selected Average Balances and Yields/Costs

	For the Three Months Ended June 30,
	2012		2011
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 62,491	0.36%	$ 18,662	0.26%
Loans receivable	420,084	4.70%	479,309	5.13%
Investment securities	68,807	2.08%	74,023	2.61%
Mortgage-backed and similar securities	204,079	2.17%	137,029	2.71%
Other interest-earning assets	3,881	1.55%	3,944	0.92%
Interest-bearing deposits	547,247	0.84%	572,881	1.12%
Overnight and short-term borrowings	799	1.01%	1,305	0.61%
Federal Home Loan Bank advances	60,000	4.04%	60,000	4.02%

Interest rate spread		2.26%		2.86%
Net interest margin		2.49%		3.01%

	For the Six Months Ended June 30,
	2012		2011
	Average	Yield/	Average	Yield/
(dollars in thousands)	Balance	Cost	Balance	Cost

Interest-earning deposits with banks	$ 65,192	0.34%	$ 18,571	0.25%
Loans receivable	425,643	4.73%	488,081	5.11%
Investment securities	65,768	2.19%	67,726	2.65%
Mortgage-backed and similar securities	198,767	2.17%	130,271	2.65%
Other interest-earning assets	3,877	1.61%	3,957	0.87%
Interest-bearing deposits	548,968	0.90%	570,741	1.17%
Overnight and short-term borrowings	789	0.25%	1,519	0.53%
Federal Home Loan Bank advances	60,000	4.04%	60,000	4.03%

Interest rate spread		2.24%		2.83%
Net interest margin		2.48%		2.98%

Selected Asset Quality Data

	Three Months Ended		Six Months Ended
Allowance for Loan Losses	June 30,		June 30,
(dollars in thousands)	2012	2011	2012	2011

Allowance for loan losses, beginning of period	$ 10,562	$ 12,632	$ 10,627	$ 12,676
Provision for loan losses	1,293	424	1,891	1,081

Charge-offs	(382)	(781)	(1,098)	(1,585)
Recoveries	90	78	143	181
Net charge-offs	(292)	(703)	(955)	(1,404)

Allowance for loan losses, end of period	$ 11,563	$ 12,353	$ 11,563	$ 12,353

Allowance for loan losses as a percent of:
Total loans	2.83%	2.64%	2.83%	2.64%
Total nonperforming loans	63.42%	87.05%	63.42%	87.05%

Nonperforming Assets
(dollars in thousands)	June 30, 2012	December 31, 2011	% change

Nonperforming Loans:
Nonaccruing Loans (1)
Commercial:
Commercial construction and land development	$ 15,087	$ 14,695	2.7%
Commercial mortgage	1,711	833	105.4%
Commercial and industrial	490	2,595	-81.1%
Total commercial	17,288	18,123	-4.6%
Non-commercial:
Non-commercial construction and land development	-	110	-100.0%
Residential mortgage	514	1,922	-73.3%
Revolving mortgage	399	440	-9.3%
Consumer	31	27	14.8%
Total non-commercial	944	2,499	-62.2%
Total nonaccruing loans (1)	18,232	20,622	-11.6%

Total loans past due 90 or more days
and still accruing	-	-	0.0%

Total nonperforming loans	18,232	20,622	-11.6%

Foreclosed real estate	8,615	8,125	6.0%

Total nonperforming assets	26,847	28,747	-6.6%

Performing troubled debt restructurings (2)	5,191	1,142	354.6%
Performing troubled debt restructurings and
total nonperforming assets	$ 32,038	$ 29,889	7.2%

Nonperforming loans as a percent of total loans	4.46%	4.76%
Nonperforming assets as a percent of total assets	3.36%	3.63%
Performing troubled debt restructurings and
total nonperforming assets to total assets	4.01%	3.78%
(1) Nonaccruing loans include nonaccruing troubled debt restructurings.
(2) Performing troubled debt restructurings exclude nonaccruing troubled debt restructurings.

Foreclosed Real Estate by Loan Type	June 30, 2012		December 31, 2011
(dollars in thousands)	Number	Amount	Number	Amount

By foreclosed loan type:
Commercial mortgage	2	$ 2,730	3	$ 3,045
Commercial construction and land development	9	4,174	5	3,259
Residential mortgage	6	1,231	7	1,373
Residential construction and land development	3	480	3	448
Total	20	$ 8,615	18	$ 8,125

Foreclosed Real Estate		Six Months Ended
(dollars in thousands)		June 30, 2012

Beginning balance		$ 8,125
Transfers from loans		2,368
Loss provisions		(369)
Loss on sale of foreclosed properties		(28)
Net proceeds from sales of foreclosed properties		(1,481)
Ending balance		$ 8,615

Selected Performance Ratios

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Return on average assets (1)	-0.06%	0.40%	0.04%	0.36%
Return on average equity (1)	-0.39%	4.56%	0.29%	4.15%
Interest rate spread (1)(2)	2.26%	2.86%	2.24%	2.83%
Net interest margin (1)(3)	2.49%	3.01%	2.48%	2.98%
Noninterest expense to average assets (1)	2.84%	3.01%	2.83%	2.93%
Efficiency ratio (4)	83.48%	77.69%	83.81%	77.45%
(1) Ratios are annualized.
(2) Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost on average interest-bearing liabilities. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(3) Represents net interest income as a percent of average interest-earning assets. Tax exempt income is reported on a tax equivalent basis using a federal marginal tax rate of 34%.
(4) Represents noninterest expenses divided by the sum of net interest income, on a tax equivalent basis using a federal marginal tax rate of 34%, and noninterest income.

Quarterly Data

	Three Month Periods Ended
(dollars in thousands, except shares	June 30,	March 31,	December 31,	September 30,	June 30,
outstanding and per share data)	2012	2012*	2011*	2011*	2011*

Income Statement Data:
Interest and dividend income	$ 6,398	$ 6,539	$ 6,783	$ 7,112	$ 7,540
Interest expense	1,743	1,919	2,013	2,120	2,205
Net interest income	4,655	4,620	4,770	4,992	5,335
Provision for loan losses	1,293	598	1,974	730	424
Net interest income after
provision for loan losses	3,362	4,022	2,796	4,262	4,911
Noninterest income	1,999	1,958	1,896	1,973	1,890
Noninterest expense	5,588	5,566	5,879	5,313	5,630
Income (loss) before income
tax provision (benefit)	(227)	414	(1,187)	922	1,171
Income tax provision (benefit)	(113)	130	(476)	351	429
Net income (loss)	$ (114)	$ 284	$ (711)	$ 571	$ 742

Per Share Data:
Net income (loss) per share – Basic	$ (0.02)	$ 0.06	$ (0.14)	n/a	n/a
Net income (loss) per share – Diluted	$ (0.02)	$ 0.06	$ (0.14)	n/a	n/a
Book value per share	$ 20.79	$ 20.66	$ 20.69	n/a	n/a
Weighted average shares outstanding:
Basic	5,156,843	5,149,039	5,141,462	n/a	n/a
Diluted	5,156,843	5,149,039	5,141,462	n/a	n/a
Ending shares outstanding	5,584,551	5,584,551	5,584,551	n/a	n/a

	As Of	As Of	As Of	As Of	As Of
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011**	2011	2011

Ending Balance Sheet Data:
Total assets	$ 798,667	$ 796,901	$ 790,868	$ 798,748	$ 755,143
Cash and cash equivalents	73,475	80,087	72,327	75,402	25,825
Investment securities	284,671	264,782	249,081	235,285	225,802
Loans receivable, net of deferred fees	409,140	416,307	432,883	450,263	467,599
Allowance for loan losses	(11,563)	(10,562)	(10,627)	(10,873)	(12,353)
Deposits	606,022	610,242	608,236	615,555	616,463
Escrowed stock order funds	-	-	-	49,063	-
FHLB advances	60,000	60,000	60,000	60,000	60,000
Total equity	116,079	115,360	115,571	67,681	65,547

Asset Quality:
Nonperforming loans	$ 18,232	$ 18,063	$ 20,622	$ 11,565	$ 11,070
Nonperforming assets	26,847	27,198	28,747	22,262	20,588
Nonperforming loans to total loans	4.46%	4.34%	4.76%	2.57%	2.37%
Nonperforming assets to total assets	3.36%	3.41%	3.63%	2.79%	2.73%
Allowance for loan losses	$ 11,563	$ 10,562	$ 10,627	$ 10,873	$ 12,353
Allowance for loan losses to total loans	2.83%	2.54%	2.45%	2.41%	2.64%
Allowance for loan losses to
nonperforming loans	63.42%	58.47%	51.53%	94.02%	111.59%
* Certain amounts for prior periods were reclassified to conform to the June 30, 2012 presentation.
** Ending balance sheet data as of December 31, 2011 were derived from audited consolidated financial statements.